SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 21, 2008

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

50 E-Business Way, Sharonville, Ohio	45241
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 21, 2008, Multi-Color Corporation (“Multi-Color”) entered into a Share Sale and Purchase Agreement (the “Agreement”) to acquire Collotype International Holdings Pty Limited (“CIH”). The Agreement was entered into by Multi-Color, CIH, Collotype Labels International Pty Limited (“Collotype Labels International”), and the direct or indirect holders (“Vendors”) of CIH shares. The Agreement provides that, subject to certain terms and conditions, Multi-Color will directly or indirectly acquire all issued capital shares of CIH for US $175 million plus an additional US $8.6 million upon achieving certain financial targets (the “Acquisition”). The Vendors will receive almost 30% of the total proceeds in the form of 2,026,000 shares of Multi-Color Common Stock, which represents in excess of 19% of Multi-Color’s current outstanding shares. Subject to satisfaction or waiver of the conditions to closing, Multi-Color expects the Acquisition to close on or about January 31, 2008.

The Boards of Directors of Multi-Color, CIH and Collotype Labels International have approved the Agreement and the Acquisition. The Acquisition is subject to certain conditions, including (i) divestitures of certain assets excluded from the Acquisition; (ii) the receipt of all change in control consents; and (iii) Multi-Color’s entry into and closing of a five-year US $200 million credit facility, with an election to increase the facility up to an additional US $50 million. The new credit facility would replace an existing US $100 million credit facility.

The Vendors have agreed to indemnify Multi-Color with respect to the Acquisition, including losses arising out of a breach of Vendors’ warranties or covenants under the Agreement. Certain indemnification obligations of Vendors are limited to losses that, in the aggregate, do not exceed US $18.2 million. The Agreement provides that US $4.3 million of the cash consideration will be placed in escrow for a period of up to four years to fund certain potential indemnification obligations of Vendors.

The Agreement, which is primarily governed by the laws of South Australia, provides for certain termination rights. Under certain circumstances, the Vendors may be required to reimburse Multi-Color, or Multi-Color may be required to reimburse the Vendors, for out-of-pocket fees and expenses incurred in connection with the preparation and negotiation of the Agreement.

A copy of Multi-Color’s Press Release announcing the entry into the Agreement is attached as an exhibit to this Report. A copy of the Agreement is attached as an exhibit to this Report, and the description of the Acquisition and the Agreement contained herein is qualified by reference to the Agreement.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 25, 2008, Multi-Color issued a press release announcing its results of operations for the third quarter ended December 31, 2007, and held a related conference call. A copy of the press release is attached as an exhibit to this Report.

The information contained in this Item 2.02 (and the related press release) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended

(“Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The Agreement described in Item 1.01 above, provides that a portion of the consideration will be paid in the form of 2,026,000 shares of Multi-Color’s Common Stock. The shares will be issued to certain Vendors without registration under the Securities Act of 1933, as amended (the “Act”) in reliance on Regulation S and/or Section 4(2) of the Act, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description
3.1	Share Sale and Purchase Agreement dated January 21, 2008

99.1	Press Release dated January 21, 2008, announcing entry into the Share Sale and Purchase Agreement

99.2	Press Release dated January 25, 2008, announcing results of operations for the quarter ended December 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

By:	/s/ Dawn H. Bertsche
Name:	Dawn H. Bertsche
Title:	Senior Vice President Finance, Chief Financial Officer and Secretary
Date:	January 25, 2008

Index to Exhibits

Exhibit No.	Description
3.1	Share Sale and Purchase Agreement dated January 21, 2008

99.1	Press Release dated January 21, 2008, announcing entry into the Share Sale and Purchase Agreement

99.2	Press Release dated January 25, 2008, announcing results of operations for the quarter ended December 31, 2007